Form N-SAR

Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
333-33978, 811-09885


Second Amendment dated November 28, 2003 to Janus Adviser Series Amended and Restated Trust Instrument dated March 18, 2003 is incorporated herein by reference to Exhibit 1(l) to Post-Effective Amendment No. 15 to Janus Adviser Series' registration statement on Form N-1A, filed on September 26, 2003, accession number 0001035704-03-000698 (File No. 333-33978).